EXHIBIT 10.24

                                ELXSI Corporation
                              3600 Rio Vista Avenue
                                     Suite A
                             Orlando, Florida 32805

                                                                December 8, 2000
ELX Limited Partnership
3600 Rio Vista Avenue
Suite A
Orlando, Florida  32805

                           $1,155,625 PROMISSORY NOTE

Dear Sirs:

     Reference is made to that certain $1,155,625 Promissory Note, dated December 8, 1994, of ELX Limited Partnership, a Delaware limited partnership ("ELX"), payable to the undersigned ELXSI Corporation, a Delaware corporation ("ELXSI Corp."), as extended pursuant to that certain letter agreement, dated December 8, 1997 (the "Extension") from ELXSI Corp. addressed to ELX (as so extended, the "ELX->ELXSI Corp. Note"). The ELX->ELXSI Corp. Note matures today, and the accrued and unpaid interest thereunder amounts to $316,449 (the "Unpaid Interest").

     1. CAPITALIZATION OF INTEREST. ELX: (A) acknowledges and agrees that, effective from and after this day, the Unpaid Interest is added to the principal of the ELX->ELXSI Corp. Note and, consequently (without limitation), shall bear interest as provided thereunder, and (B) ratifies and confirms its principal indebtedness to ELXSI Corp. under the ELX->ELXSI Corp. Note in the aggregate amount of $1,472,074.

     2. EXTENSION. ELXSI Corp. hereby agrees that the "Maturity Date" under (and as defined in) the ELX->ELXSI Corp. Note is hereby further extended by three years, to December 8, 2003. The foregoing shall for all purposes be effective as an amendment of the ELX->ELXSI Corp. Note. Accordingly, in the event that ELXSI Corp. wishes to assign or otherwise transfer the ELX->ELXSI Corp. Note to any third party, ELXSI Corp. shall advise such third party of such amendment, and/or take such other reasonable actions, as may be reasonably necessary, in order to render such amendment binding and effective on such third party.

     3. FURTHER ASSURANCES. From time to time after the date hereof, as and when requested by either party hereto, the other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as such requesting party may reasonably deem necessary or desirable in order to further effect or evidence the transactions contemplated hereby or to otherwise carry out the intent and purposes of this agreement.

     4. GOVERNING LAW. This agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York.

     Kindly indicate your acceptance of and agreement with the foregoing by executing a counterpart of this letter in the space provided below, whereupon it shall become a binding agreement between us.

                                      Very truly yours,

                                      ELXSI CORPORATION


                                      By:/s/ DAVID M. DOOLITTLE
                                      -------------------------
                                      David M. Doolittle
                                      Vice President, Treasurer
                                      & Secretary


ACCEPTED AND AGREED TO,
as of the date first above written:

ELX LIMITED PARTNERSHIP

By:/s/ ALEXANDER M. MILLEY
   -----------------------
   Alexander M. Milley
   Sole General Partner